EXHIBIT 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49494) pertaining to the Stock Option Agreements, the 1995 Equity Incentive Plan, the 1997 Equity Incentive Plan, the 2000 Equity Incentive Plan, and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 333-56654) pertaining to the Stock Option Agreements, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, the Registration Statement (Form S-8 Nos. 333-77052, 333-104100, and 333-188048) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-89220) pertaining to the 2000 Employee Stock Purchase Plan of Transmeta Corporation of our report dated April 29, 2005, with respect to Transmeta Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Transmeta Corporation, included in this Form 10-K/A.

/s/ Ernst & Young LLP
San Jose, California
April 29, 2005